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                                                                   Exhibit 10.5
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                          TAX INDEMNIFICATION AGREEMENT

         THIS TAX INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of _______________, 1997, by and between Cardinal Realty Services, Inc., an Ohio corporation ("Cardinal"), and Lexreit Properties, Inc., an Ohio corporation ("Company").

         WHEREAS, in connection with Cardinal's distribution to its shareholders of 93% of the outstanding common stock of Company (the date of such distribution being referred to as the "Distribution Date") the parties have agreed to execute this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. INDEMNITY. Cardinal covenants and agrees to indemnify, defend and hold Company harmless from any and all costs, expenses, losses or liabilities, including, without limitation, reasonable attorneys' fees, incurred by Company, or any of its subsidiaries, resulting from, attributable to or arising under any of the following:

                  (a) any federal, state, local or foreign tax liabilities (including penalties, interest and additions to tax) of Company or any of its current subsidiaries for all taxable periods ending on or before the Distribution Date;

                  (b) any federal, state, local or foreign tax liabilities (including penalties, interest and additions to tax) of any subsidiaries that Cardinal contributes to Company after the Distribution Date for all taxable periods ending on or before the date any such subsidiary is contributed to Company;

                  (c) any federal income tax liabilities (including penalties, interest and additions to tax) that Company or any of its subsidiaries is, or may be, liable for under Treasury Regulation Section 1.1502-6(a) as a result of being a member of the Cardinal affiliated group for any and all taxable periods, or portions thereof, ending on or before, or including the Distribution Date; and

                  (d) any state, local or foreign income tax (including any franchise tax based on income) liabilities (including penalties, interest and additions to tax) that Company or any of its subsidiaries is, or may be, liable for as a result of any state, local or foreign law or regulation similar to Treasury Regulation Section 1.1502-6(a) as a result of being a member of a combined, unitary or consolidated group that includes Cardinal or any of its subsidiaries (other than Company and its subsidiaries) for any and all taxable periods, or portions thereof, ending on or before, or including, the Distribution Date;



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         2.   SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

         4. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with Ohio law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the _____ day of _________________, 1997.

                                          CARDINAL REALTY SERVICES, INC.

                                          By:__________________________________
                                          Its:_________________________________

                                          LEXREIT PROPERTIES, INC.

                                          By:__________________________________
                                          Its:_________________________________


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